Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated January 15, 2005, and SB-2/A relating to the financial statements of Spongetech Delivery Systems, Inc., and to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Drakeford & Drakeford, LLC
------------------------------

Drakeford & Drakeford,LLC
Certified Public Accountants
554 Duncan Road
Royston, Georgia 30662

May 5, 2005